     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 1996

                                                      REGISTRATION NO. 33-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  __________

                                   FORM  S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           BURLINGTON RESOURCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 91-1413284
(State or other jurisidction of                     (I.R.S. Employer
incorporation or organization)                    Identification Number)

                          5051 WESTHEIMER, SUITE 1400
                             HOUSTON, TEXAS  77056
        (Address, including zip code, of Principal Executive Offices)

              BURLINGTON RESOURCES INC. RETIREMENT SAVINGS PLAN
                                  (AS AMENDED)
                            (FULL TITLE OF THE PLAN)

                              GERALD J. SCHISSLER
                         EXECUTIVE VICE PRESIDENT, LAW
                          5051 WESTHEIMER, SUITE 1400
                             HOUSTON, TEXAS  77056
                                 (713) 624-9500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:  AS SOON AS PRACTICABLE AND
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                  __________

                       CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                                              Proposed
                                                                               Proposed       Maximum
                                                                               Maximum        Aggregate         Amount of
                                                            Amount to be     Offering Price   Offering         Registration
Title of Securities to be Registered                        Registered(1)    Per Share (2)    Price(2)            Fee
-----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01 par value(3)                   2,000,000           $36.3750        $72,750,000      $25,086.21
=============================================================================================================================

(1) The number of the Company's shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Company's shares of Common Stock on the New York Stock Exchange Composite Tape on March 25, 1996.

(3)  Includes the Rights associated with the Common Stock.

In addition, pusuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

             This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by Burlington Resources Inc. (the "Company") and the Burlington Resources Inc. Retirement Savings Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

             (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

             (b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994;

             (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

             (d) The description of the Common Stock of the Company contained in the Registration Statement on Form 8-A (Registration No. 1-9971) dated June 21, 1988, filed with the Commission under Section 12 of the Exchange Act, as amended by Form 8 dated June 22, 1988.

             All documents filed by the Company and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents so incorporated by reference. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in this Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

             Certain legal matters with respect to the securities offered hereby will be passed upon for the Company by L. David Hanower, Vice President, Law, of the Company.

             The financial statements and related financial statement schedules incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

             The financial statements incorporated by reference in this Registration Statement from the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             The Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation (a

"derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

             Article X of the Company's By-Laws requires indemnification of directors and officers to the full extent permitted under the DGCL as from time to time in effect. Subject to any restrictions imposed by the DGCL, the Company's Bylaws provide a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of the Company or that, being or having been such a director or officer of the Company, such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Company's By-Laws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

             Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for
(i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

             Article 13 of the Company's Certificate of Incorporation, as amended, provides that to the full extent that the DGCL permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of such
Article 13 will not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The DGCL and the Company's Certificate of Incorporation, as amended, may have no effect on claims arising under the federal securities laws.

             Officers and directors of the Company are covered by insurance (with certain exceptions and within certain limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 8.      LIST OF EXHIBITS.

             The Company has submitted the Plan and will submit any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

     4.1         Form of Rights Agreement dated as of December 16, 1988, between Burlington Resources Inc. and The First
                 National Bank of Boston, which includes, as Exhibit A thereto, the form of Certificate of Designation specifying terms of the Series A Preferred

                 Stock and, as Exhibit B thereto, the form of Rights Certificate (filed as Exhibit 1 to Form 8-A, filed
                 December 1988, and incorporated herein by reference).

     4.2         Amendment No. 1 to Form of Rights Agreement (filed as Exhibit 2 to Form 8-K, filed March 1989, and incorporated herein by reference).

     4.3         Burlington Resources Inc. Retirement Savings Plan (filed as Exhibit to Amendment No. 1 to Form S-8
                 (Registration No. 2-97533), filed December 1989, and incorporated herein by reference).

     4.4         Amendment No. 1 to Burlington Resources Inc. Retirement Savings Plan (filed as Exhibit 10.15 to Form 8, filed March 1993, and incorporated herein by reference).

     4.5         Amendment No. 2 to Burlington Resources Inc. Retirement Savings Plan (filed as Exhibit 10.21 to Form 8, filed February 1992, and incorporated herein by reference).

     4.6         Amendment No. 3 to Burlington Resources Inc. Retirement Savings Plan (filed as Exhibit 10.15 to Form 8, filed March 1993, and incorporated herein by reference).

     4.7         Amendment No. 4 to Burlington Resources Inc. Retirement Savings Plan (filed as Exhibit 10.10 to Form
                 10-K, filed February 1996, and incorporated herein by reference).

     5.1*        Opinion of counsel as to the legality of the securities being registered.

     23.1*       Consent of Coopers & Lybrand L.L.P.

     23.2*       The consent of counsel to the use of his opinion in this Registration Statement is contained in the opinion filed as Exhibit 5.1.

     24.1*       A power of attorney, pursuant to which amendments to this Registration Statement may be filed, is included on the signature pages contained in Part II of this Registration Statement.

__________________


     *   Filed herewith.


ITEM 9.      UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S- 8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of March, 1996.



                                        BURLINGTON RESOURCES INC.
                                        (Registrant)



                                        By: /s/ John E. Hagale
                                            --------------------------------
                                            John E. Hagale
                                            Executive Vice President and
                                              Chief Financial Officer

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 28th, 1996.

                               POWER OF ATTORNEY

                 Each person whose signature appears below appoints John E. Hagale and Gerald J. Schissler, and each of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                                                 Title
        /s/ Bobby S. Shackouls                             President and Chief Executive Officer
-------------------------------------------                   and Director
         Bobby S. Shackouls


         /s/ John E. Hagale                                 Executive Vice President and
-------------------------------------------                   Chief Financial Officer
         John E. Hagale


         /s/ Hays R. Warden                                 Vice President and Controller
-------------------------------------------                   (Chief Accounting Officer)
         Hays R. Warden


         /s/ Thomas H. O'Leary                              Chairman of the Board
-------------------------------------------
         Thomas H. O'Leary


         /s/ John V. Byrne                                  Director
-------------------------------------------
         John V. Byrne


         /s/ S. Parker Gilbert                              Director
---------------------------------------------------
         S. Parker Gilbert


         /s/ James F. McDonald                              Director
-------------------------------------------
         James F. McDonald


         /s/ Donald M. Roberts                              Director
-------------------------------------------
         Donald M. Roberts


         /s/ Walter Scott, Jr.                              Director
---------------------------------------------------
         Walter Scott, Jr.


         /s/ William E. Wall                                Director
-------------------------------------------
         William E. Wall


                 The Plan. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Burlington Resources Inc. Retirement Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of March, 1996.


                                        THE BURLINGTON RESOURCES INC.
                                        RETIREMENT SAVINGS PLAN




                                        By:  /s/ Harold E. Haunschild
                                           -----------------------------------
                                             Harold E. Haunschild
                                             Chairman, Administrative Committee




                                        By:  /s/ John E. Hagale
                                           -----------------------------------
                                             John E. Hagale
                                             Member, Administrative Committee




                                        By:  /s/ Gerald J. Schissler
                                           -----------------------------------
                                             Gerald J. Schissler
                                             Member, Administrative Committee

                       EXHIBIT  INDEX

     5.1*        Opinion of counsel as to the legality of the securities being registered.

     23.1*       Consent of Coopers & Lybrand L.L.P.

     23.2*       The consent of counsel to the use of his opinion in this Registration Statement is contained in the opinion filed as Exhibit 5.1.

     24.1*       A power of attorney, pursuant to which amendments to this Registration Statement may be filed, is included on the signature pages contained in Part II of this Registration Statement.

__________________


     *   Filed herewith.